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                                EXHIBIT 10 (Q)

                               SECOND AMENDMENT


  This Second Amendment (the "Second Amendment") is made and entered into as of the 8th day of July, 1998 (the "Effective Date"), by and between EOP-SUMMIT LIMITED PARTNERSHIP, a Delaware limited partnership ("Lessor"), and SUMMIT BANCSHARES, INC. ("Lessee").

                                  WITNESSETH

A. WHEREAS, Lessor (as successor in interest to Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership) and Lessee are parties to that certain lease dated February 1992, for space currently containing approximately 4,978 rentable square feet (the "Premises") described as Suite No 604 on the 6th floor of the building commonly known as Summit Office Park and the address of which is 1200-1300 Summit Avenue, Ft. Worth, Texas (the "Building"), which lease has been previously amended by First Amendment dated May 3, 1994 (the "First Amendment") which, among other things, extended the lease for an additional three-year period (the First Amendment and the lease are collectively referred to herein as the "Lease"); and

B. WHEREAS, the Lease Term shall expire on February 15, 2000 and Lessee has requested an option to extend the Lease Term and Lessor has agreed to grant Lessee such option; and

C. WHEREAS, Lessee and Lessor mutually desire that the Lease be amended on and subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

     I.   Renewal Option. Lessor and Lessee agree that the Lease shall be
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          amended in accordance with the following terms and conditions:

          A. Lessee, provided it is not in default and has not sublet the Premises or assigned the Lease, shall have two options to extend the Lease Term (the "Second Renewal Option" and the "Third Renewal Option"), each for an additional period of five years (the "Second Renewal Term" and the "Third Renewal Term"). If properly exercised in accordance with this Second Amendment, the Second Renewal Term shall commence on the day following the Extended Termination Date (as defined in the First Amendment) and the Third Renewal Term shall commence on the day following the last day of the Second Renewal Term. If Lessee elects to exercise the Second Renewal Option, Lessee shall provide Lessor with written notice of such election at least six months prior to the Extended Termination Date and if Lessee elects to exercise the Third Renewal Option, Lessee shall provide Lessor with written notice of such election at least six months prior to the expiration of the Second Renewal Term.
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          B.   The Base Monthly Rent rate during the Second Renewal Term shall be $13.50 per rentable square foot of the Premises. The Base Monthly Rental rate per rentable square foot of the Premises during the Third Renewal Term shall equal the prevailing market rate for such space as determined in Lessor's reasonable judgment.

          C. During the Second Renewal Term and the Third Renewal Term Lessee shall pay to Lessor as additional rental the amount (the "Excess") by which the sum of Lessee's Proportionate Share of Real Estate Taxes for the applicable calendar year and Operating Expenses for the applicable calendar year exceeds $6.50 per rentable square foot (the "Expense Stop"); provided Lessee shall not be entitled to a credit if Lessee's Proportionate Share is less than $ 6.50 per rentable square foot. As soon as is practical following the end of each calendar year during the Second Renewal Term and Third Renewal Term, Lessor shall furnish to Lessee a statement (the "Annual Statement") of Lessor's actual Operating Expenses and the actual Excess for the previous calendar year. Not later than thirty (30) days after Lessee's receipt of the Annual Statement, Lessee will pay to Lessor, as Additional Rent, the Excess stated in the Annual Statement.

          D. If the Building is not at least ninety-five percent (95%) occupied during any calendar year of the Lease Term or if Lessor is not supplying services to at least ninety-five (95%) of the total Rentable Area of the Building at any time during any calendar year of the Lease Term, actual Operating Expenses for purposes hereof shall be determined as if the Building had been ninety-five percent (95%) occupied and Lessor had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building during such year.

          E. During the Second Renewal Term and the Third Renewal Term, Lessor agrees to provide six (6) covered, reserved parking spaces in the on-site garage. Lessee will pay Lessor rent on each of the reserved spaces which, on the date of this Amendment is $25.00 per space per month. The rent for the parking spaces may be increased by Lessor annually by the same amount the rent charged to other tenants in the Building is increased. Lessor will make these parking spaces available to Lessee prior to the Second Renewal Term at the referenced monthly rate upon Lessee's written request.

          F. If Lessee is entitled to and properly exercises the Second Renewal Option and/or the Third Renewal Option, Lessor shall prepare appropriate instruments (each a "Renewal Amendment") to reflect changes in the Base Monthly Rental, Lease Term, Extended Termination Date and other appropriate terms. Lessee shall execute and return such Renewal Amendment(s) within fifteen days after Lessee's receipt thereof from Lessor.
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          II.  Suite 634 Rights.
               ----------------

               A. Lessee shall have the following rights (the "Suite 634 Rights") with respect to Suite 634 in the Building (the "Option Space"), consisting of approximately 1,829 rentable square feet as shown on Exhibit "A" attached hereto:

                    (i) A one-time expansion right to take the Option Space (the "Expansion Right") beginning September 1, 1999 by giving Lessor the Notice of Exercise (defined below) by March 1, 1999. The Base Monthly Rent applicable to the Option Space shall be the then current market rate for the Building as determined is Lessor's reasonable discretion.

                    (ii) If Lessee does not exercise the Expansion Right, then
                         Lessee shall have a one time right of first refusal to lease the Option Space ("Right of First Refusal"). The Right of First Refusal shall be exercised as follows: when Lessor has a prospective tenant ("Prospect") interested in leasing all or any part the Option Space, Lessor shall advise Lessee (the "Advice") of the terms under which Lessor is prepared to lease the Option Space (or portion thereof if the Prospect is interested in leasing less than all of the Option Space) to such Prospect. Lessee shall have five (5) days after the date of the Advice to give Lessor the Notice of Exercise. If Lessee exercises its Right of First Refusal, it shall lease the Option Space under the terms and conditions contained in the Advice. The term for the Option Space under the Right of First Refusal shall commence upon the commencement date stated in the Advice.

               B. To exercise either of the Suite 634 Rights, Lessee shall provide Lessor with written notice of exercise ("Notice of Exercise") to Lessor's notice address as provided in the Lease. Lessee has no Suite 634 Rights if:

                         a. Lessee is in default under the Lease at the time of the Notice of Exercise or the Advice (if applicable); or

                         b. The Premises, or any portion thereof, is sublet at the time of the Notice of Exercise or the Advice (if applicable); or

                         c.   The Lease has been assigned; or

                         d. The Lease is not occupying the Premises on the date of the Notice of Exercise ("Notice of Exercise") or the Advice if applicable.

               C. The Option Space shall be considered a part of the Premises, provided that all of the terms herein and in the Lease (and in the Advice, if applicable) shall govern Lessee's leasing of the Option Space. The Option Space (including improvements and personalty, if any) shall be accepted by Lessee in its condition and as-built configuration existing on the earlier of the date Lessee takes possession of the Option Space or the date the term for such Option Space commences.
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          D.   The Right of First Refusal with respect to the Option Space shall terminate on the earlier to occur of (i) Lessee's failure to exercise its Right of First Refusal within the five (5) day period provided in paragraph A above, and (ii) the date Lessor would have provided Lessee an Advice if Lessee had not been in violation of one or more of the conditions as set forth in Paragraph A above.

          E. If Lessee exercises either of its Suite 634 Rights, Lessor shall prepare an amendment (the "Expansion Amendment") adding the Option Space to the Premises and reflecting the changes in the Base Monthly Rent, Rentable Area of the Premises, Lessee's Proportionate Share and other appropriate terms. A copy of the Expansion Amendment shall be (i) sent to Lessee within a reasonable time after Lessor's receipt of the Notice of Exercise, and (ii) executed by Lessee and returned to Lessor within ten
               (10) days thereafter.

     Ill. Effective Date. This Second Amendment shall become effective as
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          of the Effective Date and shall continue in effect until otherwise amended by the parties in writing or until expiration or sooner termination of the Lease.

     IV.  Miscellaneous.
          -------------

          A. This Second Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Lessee be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Lessee in connection with entering into the Lease.

          B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

          C. In the case of any inconsistency between the provisions of the Lease and this Second Amendment, the provisions of this Second Amendment shall govern and control.

          D. Submission of this Second Amendment by Lessor is not an offer to enter into this Second Amendment but rather is a solicitation for such an offer by Lessee. Lessor shall not be bound by this Second Amendment until Lessor has executed and delivered the same to Lessee.

          E. The capitalized terms used in this Second Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Second Amendment.

          F. Lessee hereby represents to Lessor that Lessee has dealt with no broker in connection with this Second Amendment other than Kelly, Geren & Searcy, Inc., on Lessee's behalf and the Richard D. Minker Co., on Lessor's behalf ("Brokers"). Lessee agrees to indemnify and hold Lessor, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective
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               principals and members of any such agents (collectively, the
               "Lessor Related Parties") harmless from all claims of any brokers claiming to have represented Lessee in connection with this Second Amendment other than Brokers. Lessor hereby represents to Lessee that Lessor has dealt with no broker in connection with this Second Amendment. Lessor agrees to indemnify and hold Lessee, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Lessee Related Parties") harmless from all claims of any brokers claiming to have represented Lessor in connection with this Second Amendment.

     IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Second Amendment as of the Effective Date.

                              LESSOR:

                                   EOP-SUMMIT LIMITED PARTNERSHIP, a Delaware limited partnership

                                   By:  EOP-SUMMIT, L.L.C., a Delaware limited
                                        liability company, its general partner

                                        By:  EOP Operating Limited Partnership,
                                             a Delaware limited partnership, its
                                             sole member

                                             By:  Equity Office Properties
                                                  Trust, a Maryland real estate
                                                  investment trust, its managing
                                                  partner

                                                  By: /s/ John Gallander
                                                      --------------------------
                                                  Name:  John Gallender
                                                        ------------------------
                                                  Title: VP, Leasing
                                                         -----------------------

                                   LESSEE:

                                   SUMMIT BANCSHARES, INC.

                                   By: /s/ Bob G. Scott
                                       ----------------------------------
                                   Name:  Bob G. Scott
                                         --------------------------------
                                   Title: Executive Vice President
                                          -------------------------------